EXHIBIT 23


                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Ault Incorporated and Subsidiary


We hereby consent to the incorporation by reference in the Company's
Registration Statement on Form S-8 (Commission File number 33-
53988),
Registration Statement on Form S-8 (Commission File number 2-
87376),
Registration Statement on Form S-8 (Commission File number 33-
19662) and
Registration Statement on Form S-8 (Commission File number 33-04609) of our report dated July 15,1997, which appears in the annual report on Form 10-K for the year ended June 1, 1997


                                   /s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
August 29, 1997